Exhibit 99.3

                       OFFICER'S CERTIFICATE OF COMPLIANCE


This back-up certification is delivered in connection with the certification provided by Hugh Harley, Group Executive Retail Banking Services of Commonwealth Bank of Australia ("the Bank") contained in Medallion Trust Series 2003 - 1G `s annual reports filed with the Securities and Exchange Commission (the "SEC"). The undersigned hereby certifies to the best of his knowledge and after reasonable investigation that:

1.   I, Hugh Harley, am an employee of Commonwealth Bank of Australia;

2. I, Hugh Harley, am responsible for servicing and reporting function of Medallion Trust Series 2003-1G;

3. I, Hugh Harley, am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement;

4. Based upon the review required under the pooling and servicing, or similar, agreement, and except as disclosed in the annual Reports, the servicer has fulfilled its obligations under the servicing agreement.



Date:  September 23, 2003



/S/ HUGH HARLEY
------------------------
Hugh Harley
Group Executive
Retail Banking Services
Commonwealth Bank of Australia